Exhibit 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

949-362-5800

IR@smithmicro.com

Smith Micro Reports 2017 Second Quarter Financial Results

ALISO VIEJO, CA, August 8, 2017 – Smith Micro Software, Inc. (NASDAQ: SMSI), today reported financial results for its second quarter ended June 30, 2017.

“During the first half of fiscal 2017, Smith Micro completed a significant restructure of our business, aligned our cost structure, and created a strong foundation for growth in the second half and 2018,” said William W. Smith, Jr., President and CEO of Smith Micro Software.

“The success of our SafePath™ Family platform has provided us with a strong lead product.  New business wins with SafePath will provide the company with significant new recurring revenue in the back half of this year and accelerating into 2018.  As we continue to build our customer base, we are extremely focused and optimistic about our future and our return to strong growth and profitability.”

Fiscal Second Quarter 2017 Financial Results:

Smith Micro Software reported revenues of $5.9 million for the second quarter ended June 30, 2017, compared to $7.5 million reported in the second quarter ended June 30, 2016.

Second quarter 2017 gross profit was $4.6 million, compared to $5.5 million reported in the second quarter of 2016.

GAAP gross profit as a percentage of revenue was 78 percent for the second quarter of 2017, compared to 74 percent for the second quarter of 2016.

GAAP net loss for the second quarter of 2017 was $2.6 million, or $0.20 loss per share, compared to a GAAP net loss of $3.3 million, or $0.28 loss per share, for the second quarter of 2016.

Smith Micro Software Second Quarter 2017 Financial Results	Page 2 of 7

Non-GAAP net loss (which excludes stock-based compensation, amortization of intangibles, fair value adjustments, non-cash debt issuance and discount costs, and normalized tax expense) for the second quarter of 2017 was $0.8 million, or $0.06 loss per share, compared to a non-GAAP net loss of $1.8 million, or $0.15 loss per share, for the second quarter of 2016.

Fiscal June Year-To-Date 2017 Financial Results:

For the six months ended June 30, 2017, the Company reported revenues of $11.4 million, compared to $14.7 million for the six months ended June 30, 2016.

GAAP gross profit was $8.9 million for the six months ended June 30, 2017, compared to $10.6 million for the six months ended June 30, 2016.

GAAP gross profit as a percentage of revenues was 78 percent for the six months ended June 30, 2017, compared to 73 percent for the same period last year.

GAAP net loss for the six months ended June 30, 2017 was $4.8 million, or $0.38 loss per share, compared to a GAAP net loss for the six months ended June 30, 2016 of $7.0 million, or $0.60 loss per share.

Non-GAAP net loss (which excludes stock-based compensation, amortization of intangibles, fair value adjustments, non-cash debt issuance and discount costs, and normalized tax expense) for the six months ended June 30, 2017 was $2.2 million, or $0.18 loss per share, compared to a non-GAAP net loss of $3.8 million, or $0.33 loss per share, for the six months ended June 30, 2016.

Total cash and cash equivalents at June 30, 2017 were $2.4 million.

The Company uses a non-GAAP reconciliation of gross profit, income (loss) before taxes, net income (loss), and earnings (loss) per share in the presentation of financial results in this press release. Management believes that this presentation may be more meaningful in analyzing our income generation since stock-based compensation, amortization of intangible assets, fair value adjustments, and non-cash debt issuance and discount costs are excluded from the non-GAAP earnings calculation and adjustments are made for Proforma taxes. Since we are in a cumulative loss position, the non-GAAP income tax expense (benefit) for the fiscal year 2017 was computed by using a tax rate of 38 percent using the Company’s normalized combined U.S. federal, state and foreign statutory tax rates less various tax adjustments. This presentation may be considered more indicative of our ongoing operational

Smith Micro Software Second Quarter 2017 Financial Results	Page 3 of 7

performance. The tables below present the differences between non-GAAP earnings and net loss on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-financial measures as reported by Smith Micro Software may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call:

Smith Micro Software will hold an investor conference call today to discuss the Company’s second quarter 2017 results at 4:30 p.m. ET, August 8, 2017. To access the call, dial 1-877-270-2148; international participants can call 1-412-902-6510. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference.  Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

About Smith Micro Software, Inc.:

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers, device manufacturers, and enterprise businesses around the world.  From optimizing wireless networks to uncovering customer experience insights, and from streamlining Wi-Fi access to ensuring family safety, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones. Our portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual messaging, video streaming, and 2D/3D graphics applications. For more information, visit smithmicro.com.

Safe Harbor Statement:

This release contains forward-looking statements that involve risks and uncertainties, including without limitation, forward-looking statements relating to the company’s financial prospects and other projections of its performance, the existence of new sales opportunities and interest in the company’s products and solutions, the company's ability to increase its revenue by capitalizing on new opportunities, and customer concentration given that the majority of our sales depend on a few large client relationships, including Sprint. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are the company’s ability to continue as a going concern, our ability to raise more funds to meet our capital needs, changes in demand for the company’s products from its customers and their end-users, new and changing technologies, customer acceptance and timing of deployment of those technologies, and the company's ability to compete effectively with other software and technology companies. These and other factors discussed in the company's filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and the company does not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro Software Second Quarter 2017 Financial Results	Page 4 of 7

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.

Note:  Financial Schedules Attached

Smith Micro Software Second Quarter 2017 Financial Results	Page 5 of 7

Smith Micro Software, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts) – unaudited

	GAAP	Stock Compensation	Intangibles Amortization	Change in Fair Value	Note Issue/ Discount	Taxes	Non- GAAP
Three Months Ended 6/30/17:
Gross profit	$4,577	$—	$—	$—	$—	$—	$4,577
Loss before provision for income taxes	$(2,569)	$388	$65	$561	$192	$—	$(1,363)
Net loss	$(2,574)	$388	$65	$561	$192	$524	$(844)
Loss per share: basic and diluted	$(0.20)	$0.03	$0.00	$0.05	$0.01	$0.05	$(0.06)

Three Months Ended 6/30/16:
Gross profit	$5,546	$—	$—	$—	$—	$—	$5,546
Loss before provision for income taxes	$(3,269)	$406	$27	$—	$—	$—	$(2,836)
Net loss	$(3,280)	$406	$27	$—	$—	$1,089	$(1,758)
Loss per share: basic and diluted	$(0.28)	$0.03	$0.00	$0.00	$0.00	$0.10	$(0.15)

Six Months Ended 6/30/17:
Gross profit	$8,870	$—	$—	$—	$—	$—	$8,870
Loss before provision for income taxes	$(4,793)	$834	$130	$(147)	$382	$—	$(3,594)
Net loss	$(4,806)	$834	$130	$(147)	$382	$1,380	$(2,227)
Loss per share: basic and diluted	$(0.38)	$0.06	$0.01	$(0.01)	$0.03	$0.11	$(0.18)

Six Months Ended 6/30/16:
Gross profit	$10,647	$2	$—	$—	$—	$—	$10,649
Loss before provision for income taxes	$(6,949)	$767	$27	$—	$—	$—	$(6,155)
Net loss	$(6,986)	$767	$27	$—	$—	$2,376	$(3,816)
Loss per share: basic and diluted	$(0.60)	$0.07	$0.00	$0.00	$0.00	$0.20	$(0.33)

Note: Loss per share: basic and diluted - impacted by rounding to allow rows to calculate.

Smith Micro Software Second Quarter 2017 Financial Results	Page 6 of 7

Smith Micro Software, Inc.

Statements of Operations and Comprehensive Loss for the Three and Six Months Ended June 30, 2017 and 2016

(in thousands, except per share amounts) - unaudited

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2017	2016	2017	2016
Revenues	$5,862	$7,459	$11,438	$14,673
Cost of revenues	1,285	1,913	2,568	4,026
Gross profit	4,577	5,546	8,870	10,647

Operating expenses:
Selling and marketing	1,461	2,478	3,254	4,848
Research and development	2,174	4,107	4,671	8,030
General and administrative	2,239	2,870	4,428	5,356
Restructuring expense	322	—	714	—
Total operating expenses	6,196	9,455	13,067	18,234
Operating loss	(1,619)	(3,909)	(4,197)	(7,587)
Non-operating income:
Change in carrying value of contingent liability	—	657	—	657
Change in fair value of warrant liability	(561)	—	147	—
Interest income (expense), net	(390)	(2)	(734)	—
Other income (expense), net	1	(15)	(9)	(19)
Loss before provision for income taxes	(2,569)	(3,269)	(4,793)	(6,949)
Provision for income tax expense (benefit)	5	11	13	37
Net loss	$(2,574)	$(3,280)	$(4,806)	$(6,986)

Other comprehensive income, before tax:
Unrealized holding gains on available-for-sale securities	—	—	—	2
Other comprehensive income, net of tax	—	—	—	2
Comprehensive loss	$(2,574)	$(3,280)	$(4,806)	$(6,984)

Loss per share:
Basic and diluted	$(0.20)	$(0.28)	$(0.38)	$(0.60)

Weighted average shares outstanding:
Basic and diluted	13,179	11,741	12,674	11,632

Smith Micro Software Second Quarter 2017 Financial Results	Page 7 of 7

Smith Micro Software, Inc.

Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2017	2016
	(unaudited)	(audited)
ASSETS
Current Assets:
Cash & cash equivalents	$2,377	$2,229
Accounts receivable, net	4,711	4,962
Income tax receivable	1	1
Inventory, net	13	12
Prepaid and other assets	751	713
Total current assets	7,853	7,917
Equipment & improvements, net	1,542	1,811
Other assets	146	149
Intangible assets, net	616	745
Goodwill	3,685	3,686
TOTAL ASSETS	$13,842	$14,308

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,296	$1,907
Accrued liabilities	3,212	3,503
Related-party notes payable	2,000	—
Deferred revenue	568	98
Total current liabilities	7,076	5,508

Related-party notes payable, net	1,158	967
Notes payable, net	1,158	967
Warrant liability	1,063	1,210
Other long-term liabilities	2,738	2,971
Deferred tax liability	181	181
Total non-current liabilities	6,298	6,296

Stockholders' Equity:
Common stock	14	12
Additional paid in capital	230,657	227,889
Accumulated comprehensive deficit	(230,203)	(225,397)
Total stockholders' equity	468	2,504
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$13,842	$14,308